UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 8, 2017

Date of Report (Date of earliest event reported)

PETVIVO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-173569	99-0363559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12100 Singletree Lane, Suite 186 Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)

(612) 296-7305

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Compensatory Arrangements of Certain Officers

Item 3.02 Unregistered Sales of Equity Securities

Effective March 8, 2017, four officers/directors of PetVivo Holdings, Inc, a Nevada corporation (“PetVivo”) converted a total of $1,209,919 past due compensation owed to them by PetVivo into a total of 2,100,128 restricted common shares of PetVivo.

John Lai and John Dolan each converted $174,500 of their past due compensation into 654,375 shares. Regarding John Lai, his converted shares were offset and reduced by 500,000 shares incident to a former escrow arrangement, resulting in Mr. Lai receiving 154,375 shares through this transaction.

David Masters converted $455,919 of his past due compensation into 683,878 shares.

Randall Meyer converted $405,000 of his past due compensation into 607,500 shares.

All of the foregoing securities issuances were unregistered and made by PetVivo as non-public transactions, and accordingly exempt from registration in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETVIVO HOLDINGS, INC.

Date: March 13, 2017	By:	/s/ John Lai
	Name:	John Lai
	Title:	Chief Executive Officer

3